Exhibit 99.1



                                                       COMPANY CONTACT:

                                                       Rhonda F. Rhyne,
                                                       President
                                                       rrhyne@cardiodynamics.com
                                                       800-778-4825 Ext. 1013


                 CardioDynamics Ranked in Deloitte's Technology
                          Fast 50 Program for San Diego

              Company Also Announces CEO Interview with WallSt.net


SAN DIEGO, CA--October 16, 2007--CardioDynamics (Nasdaq: CDIC), the innovator and leader of Impedance Cardiography (ICG) technology, has been named to Deloitte's prestigious Technology Fast 50 Program for San Diego, a ranking of the 50 fastest growing technology, media, telecommunications, and life sciences companies in the area by Deloitte & Touche USA LLP, one of the nation's leading professional services organizations. Rankings are based on the percentage revenue growth over five years from 2002-2006.

CardioDynamics' Chief Executive Officer, Michael K. Perry, stated, "This is the ninth year we have been given the honor of being ranked in the Fast 50. This is a great achievement considering the number and quality of technology and life sciences companies in San Diego. We are proud of the proven benefits of our proprietary ICG technology, the tenacity and dedication to customer service of our direct sales and clinical sales force and our entire company's focus towards improving drug management for cardiac medicine."

CardioDynamics' increase in revenues of 29% percent from 2002 to 2006 resulted in a 50th ranking in the Technology Fast 50 for San Diego. To qualify for the Technology Fast 50, companies must have had operating revenues of at least $50,000 in 2002 and $5,000,000 in 2006, be headquartered in North America, and be a company that owns proprietary technology or proprietary intellectual property that contributes to a significant portion of the company's operating revenues; or devotes a significant proportion of revenues to the research and development of technology.

The Company also announced Mr. Perry will be featured in an exclusive interview with www.wallst.net on October 17, 2007, at 10:00 a.m. PT (1:00 p.m., ET). The interview will be posted on www.wallst.net by 8 p.m. ET on October 17. The interview will cover topics including CardioDynamics' market potential, growth initiatives, competitive advantage, recent news, and milestones for investors to watch for.

To hear the interview in its entirety, visit http://www.wallst.net, and click on "Interviews." The interview can be accessed either by locating the company's ticker symbol under the appropriate exchange on the left-hand column of the "Interviews" section of the site, or by entering the company's ticker symbol in the Search Archive window once it is posted.

About CardioDynamics
CardioDynamics (Nasdaq: CDIC), the ICG Company, is the innovator and leader of an important medical technology called impedance cardiography (ICG). The Company develops, manufactures and markets noninvasive ICG products. The Company's ICG Systems are being used by physicians around the world to help battle the number one killer of men and women--cardiovascular disease. Partners include GE Healthcare and Philips Medical Systems. For additional information, please refer to the company's Web site at www.cdic.com.

About Deloitte
Deloitte refers to one or more of Deloitte Touche Tohmatsu, a Swiss Verein, its member firms and their respective subsidiaries and affiliates. As a Swiss Verein (association), neither Deloitte Touche Tohmatsu nor any of its member firms has any liability for each other's acts or omissions. Each of the member firms is a separate and independent legal entity operating under the names "Deloitte", "Deloitte & Touche", "Deloitte Touche Tohmatsu" or other related names. Services are provided by the member firms or their subsidiaries or affiliates and not by the Deloitte Touche Tohmatsu Verein.

Deloitte & Touche USA LLP is the US member firm of Deloitte Touche Tohmatsu. In the US, services are provided by the subsidiaries of Deloitte & Touche USA LLP (Deloitte & Touche LLP, Deloitte Consulting LLP, Deloitte Financial Advisory Services LLP, Deloitte Tax LLP and their subsidiaries), and not by Deloitte & Touche USA LLP.

About WallSt.net
www.wallst.net is owned and operated by WallStreet Direct,  Inc., a wholly owned
subsidiary         of        Financial         Media         Group,         Inc.
(http://www.financialmediagroupinc.com). The Web site is a leading provider of timely business news, executive interviews, multimedia content, and research tools. Financial Media Group, Inc. also owns http://www.mywallst.net, a financial social network for investors, and Financial Filings Corp. (http://www.financialfilings.com), a provider of media and compliance solutions to publicly traded companies. In addition to WallSt.net, WallStreet Direct, Inc. owns and operates WallStRadio (http://www.wallstradio.com), a business and finance podcast Web site. We are expecting to receive two hundred eighty dollars from Advanced Wound Technologies, for the dissemination of this press release. For a complete list of our advertisers, and advertising relationships, visit www.wallst.net/disclaimer/disclaimer.asp.

Forward-Looking (Safe Harbor) Statement
Except for historical and factual information contained herein, this press release may contain forward-looking statements, the accuracy of which are necessarily subject to uncertainties and risks including the Company's primary dependence on the BioZ product line, and various uncertainties characteristic of early growth companies, as well as other risks detailed in the Company's filings with the SEC, including its 2006 Form 10-K. The Company does not undertake to update the disclosures contained in this press release.


SOURCE  CardioDynamics
    -0-                             10/16/2007
    /CONTACT:  Rhonda F. Rhyne, President of CardioDynamics,
1-800-778-4825, Ext. 1013, rrhyne@cardiodynamics.com/